Exhibit 10.1

Revised Armstrong Code of Business Conduct

CORPORATE COMPLIANCE OFFICE

The General Counsel of the Company is its Chief Compliance Officer.  The Chief Compliance Officer is an officer designated by the Board of Directors.  This officer reports to the Audit Committee of the Board of Directors and the full Board.  The Audit Committee oversees Armstrong’s general compliance with the law and this Code of Conduct.  Within the General Counsel’s Office is the Director of Compliance.  The Director of Compliance reports to the Chief Compliance Officer.  You can reach the Director of Compliance via e-mail at “Director of Compliance” on the Armstrong system or the toll free Armstrong Ethics Line at 877-481-8913.  From locations outside of the United States, the number to call collect is 770-810-1144.